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                                                                    EXHIBIT (i)

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                                 July 29, 2010

iShares Trust
c/o BlackRock Fund Advisors
400 Howard Street
San Francisco, CA 94105

    Re:iShares Trust Funds Identified on Exhibit A
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Ladies and Gentlemen:

       We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

       For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

       (a)The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (as amended and restated, the "Certificate of Trust"), as filed with the Secretary of State on September 15, 2006;

       (b)The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust, dated September 13, 2006, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 24, 2008, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 17, 2009 (as amended and restated on such date, the "Trust Instrument"), made by the trustees named therein;

       (c)Post-Effective Amendment No. 459 (the "Amendment"), to be filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof, to the Trust's Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the SEC on December 16, 1999 (as amended by the Amendment, the "Registration Statement");

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iShares Trust
July 29, 2010
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       (d)The Amended and Restated By-Laws of the Trust, as approved by the
          Board of Trustees of the Trust (the "Board") on April 22, 2005, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on December 8, 2006, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on August 13, 2009, as further amended and restated by the Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board on April 20, 2010 (as amended and restated on such date, the "By-laws");

       (e)Copies of certain resolutions adopted by the Board with respect to delegation of naming determinations for series of the Trust to Barclays Global Fund Advisors or any Fund officer;

       (f)Copies of certain resolutions adopted by the Board with respect to the creation of certain series of the Trust (each a "Fund," as identified on Exhibit A attached hereto) and the issuance of certain
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          shares of beneficial interest in such Fund (each, a "Share," and collectively, the "Shares");

       (g)A certificate of an officer of the Trust with respect to certain matters, dated July 29, 2010; and

       (h)A Certificate of Good Standing for the Trust, dated July 29, 2010, obtained from the Secretary of State.

       Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument. The documents identified in paragraphs
(e) and (f) above are collectively referred to herein as the "Resolutions."

       For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

       With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

       For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter

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iShares Trust
July 29, 2010
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thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share has been or is to be issued by the Trust (collectively, the "Shareholders") for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, and (vii) that the Shares have been and are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

       This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

       Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

       1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.
C. (S) 3801, et. seq.
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       2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

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iShares Trust
July 29, 2010
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       We consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

RJF/AXR

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                                   EXHIBIT A

                                 ISHARES TRUST
                                     FUNDS

iShares S&P Global 100 Index Fund
iShares S&P Global Consumer Discretionary Sector Index Fund iShares S&P Global Consumer Staples Sector Index Fund iShares S&P Global Energy Sector Index Fund iShares S&P Global Financials Sector Index Fund iShares S&P Global Healthcare Sector Index Fund iShares S&P Global Industrials Sector Index Fund iShares S&P Global Infrastructure Index Fund iShares S&P Global Materials Sector Index Fund iShares S&P Global Technology Sector Index Fund iShares S&P Global Telecommunications Sector Index Fund iShares S&P Global Utilities Sector Index Fund iShares S&P Asia 50 Index Fund iShares S&P Europe 350 Index Fund iShares S&P Latin America 40 Index Fund iShares S&P/TOPIX 150 Index Fund iShares S&P Developed ex-U.S. Property Index Fund iShares S&P 100 Index Fund iShares S&P MidCap 400 Index Fund iShares S&P MidCap 400 Growth Index Fund iShares S&P MidCap 400 Value Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600 Growth Index Fund iShares S&P SmallCap 600 Value Index Fund iShares S&P 1500 Index Fund iShares Nasdaq Biotechnology Index Fund iShares S&P U.S. Preferred Stock Index Fund iShares S&P 500 Index Fund iShares S&P 500 Growth Index Fund iShares S&P 500 Value Index Fund iShares Russell 1000 Index Fund iShares Russell 1000 Growth Index Fund iShares Russell 1000 Value Index Fund iShares Russell 2000 Index Fund iShares Russell 2000 Growth Index Fund iShares Russell 2000 Value Index Fund iShares Russell 3000 Index Fund iShares Russell 3000 Growth Index Fund iShares Russell 3000 Value Index Fund iShares Russell Microcap Index Fund iShares Russell Midcap Index Fund iShares Russell Midcap Growth Index Fund iShares Russell Midcap Value Index Fund iShares S&P Global Clean Energy Index Fund

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iShares S&P Global Nuclear Energy Index Fund
iShares S&P Global Timber & Forestry Index Fund iShares 2012 S&P AMT-Free Municipal Series iShares 2013 S&P AMT-Free Municipal Series iShares 2014 S&P AMT-Free Municipal Series iShares 2015 S&P AMT-Free Municipal Series iShares 2016 S&P AMT-Free Municipal Series iShares 2017 S&P AMT-Free Municipal Series iShares Russell Top 200 Growth Index Fund iShares Russell Top 200 Index Fund iShares Russell Top 200 Value Index Fund iShares S&P India Nifty 50 Index Fund iShares S&P Emerging Markets Infrastructure Index Fund